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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-105828 and 333-111944) pertaining to the Amended and Restated 1997 Equity Incentive Plan, the Amended and Restated 1998 Non-Employee Directors' Stock Option Plan, the Amended and Restated 2001 Non-Statutory Plan and the 2003 Employee Stock Purchase Plan of Valentis, Inc., and in the Registration Statements on Form S-3 (File Nos. 333-38092, 333-54066, 333-104022,333-112821 and 333-117523) and related prospectus of Valentis, Inc., of our report dated August 12, 2004 with respect to the consolidated financial statements of Valentis, Inc. included in this Annual Report (Form 10-K/A) for the year ended June 30, 2004.

        /s/  ERNST & YOUNG LLP

Palo Alto, California
November 12, 2004

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Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm